UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

On March 26, 2021, Carpenter Technology Corporation (the “Company”) entered into a secured revolving credit facility (the “Credit Facility”) by amending and restating the Company’s existing Credit Agreement dated as of March 31, 2017 by and among the Company, the financial institutions party thereto, as lenders, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other agents and arrangers party thereto, which had been set to expire on March 31, 2022 (the “Existing Credit Agreement”). The Amended and Restated Credit Agreement is entered into by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, U.S. Bank, National Association and Wells Fargo Bank, National Association, each, as a documentation agent, and BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners (the “A&R Credit Agreement”).

The A&R Credit Agreement makes several changes from the Existing Credit Agreement. The A&R Credit Agreement extends the maturity to March 31, 2024, subject to a springing maturity of November 30, 2022. If, by November 30, 2022, the Company’s outstanding $300,000,000 4.450% Senior Notes due 2023 are not redeemed, repurchased or refinanced with indebtedness having a maturity date of October 1, 2024 or later, all indebtedness under the A&R Credit Agreement will be due; and the A&R Credit Agreement contains a revolving credit commitment amount of $300,000,000, subject to the Company’s right, from time to time, to request an increase of the commitment to $500,000,000 in the aggregate; and provides for the issuance of letters of credit subject to a $40,000,000 sublimit. The Company has the right to voluntarily prepay and reborrow loans, to terminate or reduce the commitments under the Credit Facility, and, subject to certain lender approvals, to join subsidiaries as subsidiary borrowers.

Interest on the borrowings under the Credit Facility will accrue at variable rates, based upon a defined “Base Rate” and “Eurocurrency Rate,” and are determined based upon the rating of the Company’s senior unsecured long-term debt (the “Debt Rating”). The applicable margin to be added to Eurocurrency Rate ranges from 1.25% to 2.25%, and for Base Rate-determined loans, from 0.25% to 1.25%. The Company will also pay quarterly a commitment fee ranging from 0.275% to 0.375%, determined based upon the Company’s Debt Rating, of the unused portion of the commitment under the A&R Credit Agreement. In addition, the Company must pay certain letter of credit fees, ranging from 1.25% to 2.25%, with respect to letters of credit issued under the A&R Credit Agreement.

The Company is subject to certain financial and restrictive covenants under the A&R Credit Agreement, which, among other things,

•	require the maintenance of a minimum interest coverage ratio of 3.00 to 1.00 at March 31, 2022, and 3.50 to 1.00 thereafter;

•	require the Company maintain a debt to capital ratio of no more than 55%;

•	require the Company to maintain available liquidity of no less than $150,000,000 through the later of March 31, 2022, and the first test date as of which the interest coverage ratio is at least 3.00 to 1.00,

•	require the Company to maintain an asset coverage ratio equal to (a) the sum of 80% of the value of eligible receivables plus (y) 50% of the difference of (i) the value of eligible inventory minus (ii) a consignment reserve equal to $10,000,000 to (b) the aggregate amount of all outstanding loans and obligations under the Credit Facility, of 1.10 to 1.00;

•	prohibit certain additional indebtedness or contingent obligations and certain new liens on assets,

•	prohibit certain acquisitions of or investments in businesses;

•	restrict the Company’s ability to merge or consolidate with, or otherwise sell substantially all of its assets to, another party;

•	restrict the Company’s ability to dispose of or sell certain assets in other situations;

•	restrict the Company’s ability to declare or make dividends or stock distributions; and

•	During a restricted period that will expire on the later of June 30, 2022 or the first test date on which the interest coverage ratio is at least 3.50 to 1.00, the Company will be prohibited from incurring any secured debt other than purchase money financing for new equipment, and will be subject to additional restrictions on its ability to make dividends or distributions or to make certain investments.

The restrictions of these covenants (other than the financial ratio covenants) are subject to certain exceptions or threshold triggering amounts or events specified in the A&R Credit Agreement, and in some cases the restrictions may be waived by the Lenders. Unless waived, if the Company were to fail to comply with these covenants, the Company would be in default under the A&R Credit Agreement.

In connection with the A&R Credit Agreement, the Company and Bank of America, N.A., as administrative agent for the secured parties, entered into a Security Agreement (the “Security Agreement”) that, among other things, creates a security interest in accounts receivable, inventory and certain related assets as certain collateral of the Company for the benefit of the secured parties under the A&R Credit Agreement.

The foregoing descriptions of the A&R Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On March 26, 2021, the Company issued a press release announcing the execution of the A&R Credit Agreement, a copy of which is included as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Descriptions
10.1	Amended and Restated Credit Agreement dated as of March 26, 2021 by and among the Company, Bank of America, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, U.S. Bank, National Association and Wells Fargo Bank, National Association, each, as a documentation agent, and BofA Securities Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.
10.2	Security Agreement dated as of March 26, 2021 by and among the Company, the grantors party thereto and Bank of America, N.A. as administrative agent for the secured parties.
99.1	Press Release, dated March 26, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ Timothy Lain
Timothy Lain
Senior Vice President and Chief Financial Officer
Date: March 30, 2021